Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-230027, 333-223383, 333-216718 and 333-213818 on Form S-8 of our report dated May 28, 2020, relating to the financial statements of e.l.f. Beauty, Inc. appearing in this Annual Report on Form 10-K for the fiscal year ended March 31, 2020.

/s/ DELOITTE & TOUCHE LLP

San Francisco, CA
May 28, 2020